Exhibit 10.35

No.: Y. [P.H.] No. [202300145259]

CNY Liquidity Loan Contract

(Online Version)

(Ver. 1.0, 2021)

Notes for Customers

In order to protect the rights and interests of your Company, please read the terms of this contract carefully before signing this contract, and pay special attention to the following matters:

1. Please make sure that the application materials submitted by your Company are true, legal and valid.

2. Your Company will sign and perform this contract voluntarily in accordance with the principle of honesty and credit.

3. Your Company must sign this contract by means of USBkey electronic signature, which has the same legal effect as the legal representative of the company signing and stamping the official seal. The online signing of the contract must be performed by your legal representative or authorized online banking operator in person, not by others.

4. As a valid proof of your Company’s identity, you hereby irrevocably confirm that the signing of this contract by means of USBkey electronic signature will be regarded as an act of signing by your Company and that your Company shall perform all obligations in a timely manner in accordance with the provisions of this contract.

5. Your Company shall carefully read and fully understand the terms of the contract and be clear about the corresponding legal consequences before signing this contract. The signing of this contract shall be deemed to agree to and accept all the terms and conditions of this contract.

CNY Liquidity Loan Contract

Party A: [HangZhou Shanyou Medical Equipment Co., Ltd.]

Legal Representative: [Yu Baiming]

Domicile:	[No.138 Louta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou, Zhejiang Province, Zhejiang Province]

Opening	Bank and Account: [CITIC Bank Hangzhou Xiaoshan Branch 8110801011502732475]

Party B: [CITIC Bank Co., Ltd. Hangzhou Branch]

Responsible Person: [/]

Domicile:	[No.9 Jiefang East Road, Sijiqing Street, Shangcheng District, Hangzhou, Zhejiang Province]

Place of Signing: [Hangzhou, Zhejiang Province]

Date of Signing: [June 28, 2023]

Whereas, Party A specially applies for working capital loan support from Party B due to financing needs. In order to clarify the rights and obligations, Party A and Party B (the Parties) sign this contract through consultation in accordance with the Civil Code of the People’s Republic of China, the Electronic Signature Law of the People’s Republic of China and other relevant laws, regulations and rules. The specific terms and conditions are as follows:

Article 1 Types of Loans

Party B agrees to provide a working capital loan to Party A in accordance with the provisions of this contract.

Article 2 Loan Amount (Principal, Same Below) and Loan Term

1. Party B agrees to provide a working capital loan to Party A in accordance with the model described in paragraph [(1)] below:

(1) Non-“Borrow and Repay” mode: The loan amount under this mode: [CNY 9,000,000.00(nine million Chinese Yuan], and the loan period is from [June 28, 2023] to [June 27, 2024].

(2) “Borrow and Repay” mode: the loan amount under this mode: CNY [/](in words: [/]), and the loan period is from [/] to [/]. The loan amount under the “Borrow and Repay” mode is a revolving amount. Party A can apply for withdrawal from Party B at any time within the above loan amount and loan term, and repay the loan at any time within the term of the unit loan certificate (IOU) corresponding to a single withdrawal. The loan amount released after loan repayment can continue to be used within the loan term.

2. The Parties hereby make it clear that the clauses explicitly applicable to a certain mode under this Contract are only applicable to that mode, and the clauses not explicitly applicable to a certain mode under this Contract are applicable to both modes (i.e., non-“Borrow and Repay” mode and “Borrow and Repay” mode).

3. The actual loan term, actual withdrawal date, loan amount, and first executed loan interest rate shall be based on the period, date, amount, and interest rate recorded in the unit loan voucher (promissory note) under this contract. The unit loan voucher (promissory note) shall be an integral part of this contract and have the same legal effect as this contract.

4. This contract does not apply to the following terms:

As a specific business contract under the Comprehensive Credit Contract (Contract No.: [/]), this contract and the Comprehensive Credit Contract form a complete contract system and are inseparable. The loans under this contract occupy the comprehensive credit line under the Comprehensive Credit Contract. The definitions and other relevant agreements in the Comprehensive Credit Contract shall apply to this Contract; In the event of any inconsistency between the definitions and other relevant provisions of this Contract, the definitions and relevant provisions of this Contract shall prevail.

Article 3 Loan Purpose

1. The loan under this contract shall be used for:

[Daily Operational Turnover]

If Party A chooses the “Borrow and Repay” Mode, the loan under this Contract will only be used to meet the working capital demand of Party A in its daily production and operation.

2. Party A shall not change the purpose of the loan without the written consent of Party B. Party A shall not use the above-mentioned loans for investment in fixed assets, real estate, equity, futures, securities, trusts, funds, guarantees, options, small loans, etc., for private lending, for areas prohibited by regulatory authorities from entering or supporting bank loans, for prohibited production (operation), illegal fund-raising and other areas and purposes prohibited by national laws and policies, and shall not arbitrarily misappropriate loan funds, otherwise Party A shall bear any losses caused to Party B.

3. Party B shall not be liable for any consequences arising from Party A changing the purpose of the loan without the written consent of Party B or violating the provisions of the Loan General Rules or other laws and regulations by illegally using the loan.

Article 4 Loan Interest Rate and Settlement

1. Loan Interest Rate

(1) The loan interest rate under this contract is an annual interest rate under the non-“borrow and repay” mode. If the interval between the actual single withdrawal date under this contract and the date of signing this contract is less than six months (inclusive), the loan interest rate shall be implemented in the manner described in paragraph [(1)] below:

A. Loan interest rate=Pricing base interest rate on the date of signing this contract+[35] basis points (1 basis point=0.01%);

B, Loan interest rate=Pricing basis rate on the actual withdrawal date of the loan+[/] basis points (1 basis point=0.01%).

(2) In the “Borrow and Repay” mode, if the actual single withdrawal date under this contract is within six(6) months (inclusive) from the signing date of this contract, the loan interest rate=the loan market quoted interest rate on the signing date of this contract [/] (1 year/5 years or more) term grade+[/] basis points (1 basis point=0.01%), that is, the loan interest rate of this contract is [/]%.

(3) If the actual single withdrawal date is more than six(6) months apart from the signing date of this contract, Party B has the right to adjust the loan interest rate in accordance with Party B’s relevant interest rate policies at that time. The specific method of adjusting the loan interest rate shall be renegotiated in writing by the Parties through negotiation. The first installment interest rate of the loan shall be subject to the record in the unit loan voucher (promissory note).

2. Interest Rate Adjustment Method

(1) In the non “Borrow and Repay” mode, the interest rate adjustment method of this loan shall be determined in the manner described in paragraph [A.] below.

A. Fixed interest rate, the interest rate remains unchanged during the loan period.

B. The floating interest rate shall be adjusted according to the following [/] method. The adjusted loan interest rate shall be the interest rate determined after the pricing base interest rate applicable to the interest rate adjustment date is floated according to the method agreed in Article 4, paragraph 1 of this contract. In case of the release date of the pricing base interest rate on the interest rate adjustment date, the interest rate adjustment time shall be the end of the day.

A. From the actual withdrawal date, the interest rate will be adjusted once (in words) [/] (☐ monthly/☐quarterly/☐semi-annually/☐yearly). The interest rate adjustment date is the actual withdrawal date on the corresponding day of the month of adjustment, and if there is no corresponding date of the actual withdrawal date in the month of adjustment, the last day of the adjustment month is the interest rate adjustment date.

B. From the actual withdrawal date, the first interest rate adjustment date is determined to be [/], and the interest rate will be adjusted once (in words) [/] (☐ monthly/☐quarterly/☐semi-annually/☐yearly) from the date of the first interest rate adjustment date. The interest rate adjustment date is the corresponding date of the first interest rate adjustment month, and if there is no corresponding date of the first interest rate adjustment date in the adjustment month, the last day of the month of adjustment is the interest rate adjustment date.

C. Fixed day adjustment, that is, the interest rate adjustment date is set as [/] of each year during the loan term (such as July 1st).

(2) Under the “Borrow and Repay” mode, the loan interest rate under this contract shall be fixed, and the interest rate shall remain unchanged during the loan term.

(3) If the interest rate adjustment method is a floating interest rate under the non-“Borrow and Repay” mode, the fixing base interest rate applicable to the loan on the date of contract signing, the actual drawdown date of the loan and the interest rate adjustment date shall be determined in the manner described in paragraph [/] below:

A. The latest loan market quoted interest rate released by the National Interbank Funding Center at the current time point is [/] (1 year/5 years or more) with a maturity range.

B. The term grade of Shanghai Interbank Offered Rate [/] (overnight / 1-week / 2-week / 1-month / 2-month / 3-month / 6-month / 9-month / 1-year) issued by the National Interbank Funding Center on the previous working day.

C. Other ways of negotiation between the Parties: [/]

(4) When the interest rate adjustment method is fixed interest rate in the non “Borrow and Repay” mode, the pricing basis interest rate applicable to this loan on the date of contract signing and the actual withdrawal date of the loan is the latest loan market quoted interest rate published by the National Interbank Funding Center at the current time point [1 year] (1 year/5 years or more) term level.

(5) In case the state cancels the pricing base interest rate, the market no longer announces the pricing base interest rate, or the current loan interest rate cannot meet the cost of raising funds for Party B, Party B has the right to re-determine the loan interest rate according to the national interest rate policy of the same period, the principle of fairness and good faith, and referring to industry practices, interest rate conditions and other factors, and then notify Party A. If Party A has any objections, Party A shall negotiate with Party B. If the negotiation fails within five working days from the date of notification by Party B, Party B has the right to declare the loan under this contract to expire early, and Party A shall immediately repay the remaining loan principal and interest.

(6) The “Interest Rate Adjustment Method” stipulated in this clause also applies to penalty interest and compound interest.

3. Settlement of Interest

(1) The interest settlement of the loan under this contract under the non “Borrow and Repay” mode

A. This loan shall bear interest from the actual withdrawal date. The calculation formula for the interest payable by Party A under this contract is: Party A’s interest payable=actual loan balance × Actual number of days during the interest period × Annual interest rate/360 days.

If the actual loan balance changes during the interest period, it shall be calculated in segments based on the actual number of days.

B. For loans that do not repay principal and interest at one time, the first interest settlement date is [/], and the interest settlement method is as described in paragraph [/] below:

a. Interest is settled on a monthly basis, with the settlement date being the 20th day of each month (if the loan interest rate is not consistent during the interest period, interest will be calculated in segments based on the actual number of days);

b. Quarterly interest settlement, with the interest settlement date being the 20th day of the last month of each quarter (if the loan interest rate is not consistent during the interest period, interest will be calculated in segments based on the actual number of days);

C. Other times agreed upon by the Parties: [/].

(2) The interest settlement of the loan under this contract under the “Borrow and Repay” mode

A. During the loan term, Party A shall determine the interest settlement date and payable interest for different loans based on the self repayment date of Party A.

B. When Party A repays the loan principal, the interest shall be settled along with the principal, and interest shall be calculated on a daily basis. The repayment date of the principal shall be the corresponding interest settlement date for the loan. At this time, the interest payable by Party A = the loan amount × the actual number of days during the interest-bearing period × the annual interest rate/360 days.

(3) Party A shall reserve the corresponding amount in the account opened by Party B (Account No.: [8110801011502732475]) before the end of Party B’s business on each interest settlement date. Party A hereby irrevocably authorizes Party B to deduct it directly from the account, and has the obligation to keep the funds in the account sufficient to pay the current payables before Party B finally deducts it; If Party A chooses other ways to pay interest to Party B, it shall ensure that the interest arrives on time. If the interest settlement date is a non-bank working day, it shall be remitted to the previous bank working day in advance, and it shall be obliged to keep the funds in the account sufficient to pay the current payables before the final deduction by Party B. If Party B fails to receive the corresponding interest in full, it shall be deemed that Party A fails to pay the interest on time.

4. When the loan matures, the interest shall be paid off along with the principal. If the maturity date of the loan is a legal holiday or public holiday, Party A has the right to repay the loan on the last bank working day before the legal holiday or public holiday, and the interest shall be calculated according to the contract interest rate at that time, but the interest calculated according to the contract interest rate corresponding to the days between the maturity date and the repayment date shall be deducted; If Party A chooses to repay the loan on the first bank working day after the legal holidays or public holidays, the interest corresponding to the days between the maturity date and the repayment date shall be charged according to the contract interest rate. If Party A fails to repay the loan on the first bank working day after the legal holidays or public holidays, the interest shall be charged according to the overdue loan from that date.

5. If interest is paid for a third party under this Contract, the third party shall voluntarily bear part or all of the loan interest under this Contract, and the third party who promises to pay interest shall sign relevant interest payment commitment agreement with Party B. The Parties agree that the third party shall bear [/]% of the loan interest under this contract, and Party A shall bear [/]%. If Party B fails to fully deduct the loan interest (including the interest payable by the third party), it shall be deemed that Party A fails to pay the interest on time, and Party A shall bear the responsibility of paying off all the loan interest (including penalty interest and compound interest).

Article 5 Loan Disbursement and Payment

1. Prerequisite for First Withdrawal

The first withdrawal by Party A shall fully meet the following conditions:

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2. Prerequisite for each withdrawal

For each withdrawal (including the first withdrawal) under this contract, Party A must also meet the following conditions:

(1) Party A has not violated the provisions or agreements of this contract, guarantee documents, and other relevant documents.

(2) The guarantee documents remain valid and there have been no adverse changes in the guarantee that Party B believes may be detrimental to the realization of its creditor’s rights.

(3) The collateral or pledged property under the guarantee documents has not been sealed, and the maximum amount of guarantee has not been determined as a debt.

(4) The financial condition of Party A has not undergone any adverse changes that may endanger, delay or prevent its performance of obligations and responsibilities under this contract and guarantee documents.

(5) Party A has signed or provided Party B with the agreed or reasonably requested documents.

(6) Party A has opened relevant accounts in accordance with the provisions of this contract or the requirements of Party B.

(7) Under the “Borrow and Repay” mode, Party A shall also meet the access conditions for credit products of small and micro enterprises set by Party B and the relevant system requirements of the “Borrow and Repay” business function of small and micro enterprises. Party A has not misappropriated Party B’s loans and has no outstanding non-performing loans, outstanding advances or outstanding interest arrears in the credit information of the People’s Bank of China. Party A’s actual controller or its guarantor currently has no loans overdue in the credit information of the People’s Bank of China, and Party A is not a borrower of restructured loan business.

(8) There are no laws, regulations or regulatory requirements that prohibit or restrict the disbursement of loans under this contract.

(9) [/]

(10) Other conditions requested by Party B.

3. Withdrawal plan

(1) In the non “Borrow and Repay” mode, Party A shall make withdrawals in accordance with the plan described in paragraph [A] below.

A. Withdrawal plan

Planned Withdrawal Date	Withdrawal Amount
[/]	CNY [/]
[/]	CNY [/]
[/]	CNY [/]
[/]	CNY [/]
[/]	CNY [/]

The planned withdrawal date shall be a bank working day. If the planned withdrawal date is not a bank working day, it will be adjusted to the previous bank working day.

B. [Party A shall make withdrawals as needed through electronic channels such as online banking of Party B]

(2) Under the “Borrow and Repay” Mode, Party A can make self-service withdrawals at any time within the loan quota and loan term through electronic channels such as Party B’s online banking according to its own fund utilization plan.

(3) Party B has the right to review the loan amount every (in words) [/] month(s) (no more than twelve(12) months) from the date of signing the contract, so as to decide whether to continue to provide or adjust the unused loan amount to Party A.

4. If Party A or the guarantor fails to fulfill all legal or contractual obligations, including but not limited to Party A’s failure to provide complete loan materials as required by Party B, and the guarantor fails to complete the guarantee registration procedures on time, Party A agrees that Party B has the right to change the above-mentioned withdrawal plan. If the loan term changes due to changing the withdrawal plan, it shall be handled in accordance with the provisions of Article 2 (3) of this contract.

5. In the non “Borrow and Repay” mode, Party A shall withdraw funds according to the withdrawal plan stipulated in this contract; Without the written consent of Party B, Party A shall not change the withdrawal plan. If the planned withdrawal date and/or withdrawal amount are changed, a written application shall be submitted to Party B [three(3)] bank working days before the planned withdrawal date agreed in this contract, and the withdrawal may be made according to the changed withdrawal date and/or withdrawal amount after the consent of Party B. If Party A fails to make the withdrawal according to the changed withdrawal date and/or withdrawal amount, Party B has the right to cancel the loan and no longer allow Party A to withdraw it.

6. If there is a change in the actual loan principal issued by Party B due to the circumstances stipulated in Article 5 (5) of this contract, the loan principal under this contract shall be calculated based on the unit loan voucher (promissory note) actually generated under this contract.

7. Loan disbursement and payment

(1) Withdrawal application

A. Under the non-“Borrow and Repay” mode, Party A shall issue a withdrawal application through electronic channels such as Party B’s online banking or written application at least “/” banking working days before each planned withdrawal date, and submit all withdrawal documents submitted according to the contract and Party B’s requirements. The withdrawal application issued by Party A is irrevocable; After Party B’s approval, Party A has the obligation to apply for withdrawal according to the above withdrawal.

B. Under the mode of “Borrow and Repay”, Party A can make self-service withdrawal at any time within the loan quota and loan period through electronic channels such as Party B’s online banking according to its own fund utilization plan, without sending a written withdrawal application to Party B..

C. The loan funds shall be transferred to the settlement account opened by Party A with Party B (Account No.: [8110801011502732475]), or entrusted payment shall be made to Party A’s counterparty as agreed. Once the loan funds enter the above settlement account, it will be deemed that Party B has fulfilled its loan obligations. Party A shall bear the risks, responsibilities and losses arising from the freezing and deduction of the loan by the competent authority after the loan enters the above settlement account, and Party A shall compensate Party B for all losses incurred therefrom.

(2) Loan payment method

Loan payment can be divided into two ways: independent payment and entrusted payment. In case of any of the following circumstances, entrusted payment shall be adopted:

A. For the payment of loan funds with a single amount exceeding [CNY 10,000,000.00], the lender shall be entrusted to pay;

B. [/]

C. [/]

D. [/]

E. [/]

If the payment method entrusted by Party B is adopted, Party B has the right to check whether the information such as payment object and payment amount listed in the payment application submitted by Party A is consistent with the corresponding commercial contract and other certification materials before the loan funds are issued and paid. After examination and approval by Party B, according to the payment power of attorney submitted by Party A (see Attachment 1 for the format), the loan funds will be transferred to the counterparty account of Party A listed in the payment power of attorney by Party A through the settlement account opened by Party A at Party B (Account No.: [/]).

Party B’s formal examination of the above-mentioned commercial contracts and other documents does not mean that Party B confirms the authenticity and legal compliance of the relevant transactions, nor does it mean that Party B intervenes in disputes between Party A and its counterparties or third parties, or requires Party A to bear responsibilities and obligations.

If the loan is not paid to the bank account of the designated counterparty in time and successfully due to the refund of the counterparty opening bank of Party A or the wrong information provided by Party A, Party B shall not bear any responsibility, and the risks, responsibilities and losses caused to Party A, Party B and/or the counterparty designated by Party A shall be borne by Party A.. For the money returned by the bank of Party A’s counterparty, Party A shall not use the money without the approval of Party B.

(3) Payment Management

A. After the loan is issued, Party B has the right to regularly or irregularly review and check whether the use of loan funds by Party A conforms to the agreement in this Contract and relevant commercial contracts and other documents. Party A has the obligation to fully cooperate and provide timely records and materials of the use of loan funds according to Party B’s requirements, including but not limited to commercial contracts related to the payment of loan funds and other transaction vouchers and materials proving the use of funds. If Party B finds that the use of loan funds is inconsistent with relevant agreements after inspection, it has the right to ask Party A to make corrections within a time limit. If Party A refuses to make corrections, Party B has the right to handle it according to Article 13 of this Contract depending on the circumstances. Among them, if the “Borrow and Repay” model is adopted, Party A shall also provide Party B with proof of loan purpose such as invoices, transaction contracts, transaction records, or accounting vouchers within seven(7) days after each loan is issued; If the non “Borrow and Repay” mode is adopted, Party A shall provide proof of the loan purpose as requested by Party B at any time.

B. If Party A pays independently under the non-“Borrow and Repay” mode, Party A shall provide Party B with business contracts related to loan fund payment and other transaction materials proving the use of funds as required by Party B, and summarize and report the payment of loan funds. Party B has the right to check whether the loan payment conforms to the agreed purpose and whether the payment matches the project progress through account analysis, voucher inspection and on-site investigation.

C. During the loan issuance and payment under this Contract, Party B has the right to negotiate with Party A to supplement or change the loan issuance and payment conditions, or stop the loan fund issuance and payment by itself as appropriate in case of any of the following circumstances:

a. Decline in credit status and weak profitability of main business;

b. Failure to use loan funds as agreed in the contract;

c. Violating the contract agreement and evading Party B’s entrusted payment by breaking it into smaller parts.

8. Other agreements

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Article 6 Repayment

1. In the non “Borrow and Repay” mode, the loan under this contract shall be repaid in the manner described in paragraph (1)]:

(1) Regular interest payment and principal repayment upon maturity;

(2) One time repayment of principal and interest.

(3) Other methods: [/]

2. In the non “Borrow and Repay” mode, Party A shall repay the principal in accordance with the plan described in paragraph [(1)] below:

(1) Repayment schedule:

No.	Repayment Date	Repayment Amount
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]
[/]	[/]	CNY[/]

(2) [/]

3. Under the “Borrow and Repay” mode, Party A can repay all or part of its loan principal corresponding to the “Borrow and Repay” mode under this Contract at any time through electronic channels such as Party B’s online banking according to its own business needs. The Parties hereby confirm that under this mode, Party A’s self-service repayment of all or part of the loan principal is not subject to any frequency limit. If Party A fully repays the principal, the interest shall be settled along with the principal. If Party A partially repays the principal, Party A may independently choose the corresponding unit loan voucher (promissory note) to repay each loan, and the loan interest shall be calculated separately. If the partial repayment amount can cover the principal and interest of a single unit loan voucher (promissory note), the loan interest will be repaid along with the principal; If it cannot be covered, interest will continue to be charged on the remaining principal of the loan after repayment.

4. Party A shall remit no less than the amount of principal and interest to the account opened by Party A with Party B (Account No.: [8110801011502732475]) before the end of business on the repayment date. This account shall serve as the repayment account of Party A, and Party A hereby authorizes Party B to automatically deduct the loan principal and interest from this account.

5. Unless otherwise agreed in this contract, if the amount repaid or paid by Party A is insufficient to repay or pay the total amount that shall be repaid or paid for that period, the repayment amount shall be processed in the following order:

(1) Pay all payable fees, liquidated damages, compensation, etc. incurred in accordance with the provisions of this contract and relevant laws and regulations;

(2) Pay penalty interest and compound interest payable;

(3) Pay payable interest (including promised third-party unpaid interest);

(4) Pay the payable principal.

If the amount repaid or paid by Party A is not enough to repay or pay all the payments in the same order, Party A shall settle them in the order in which they occur.

6. Voluntary early repayment under non “Borrow and Repay” mode

(1) Voluntary early repayment under non-“borrow and repay” mode shall be carried out in the manner described in paragraph A below:

A. According to its own business needs, Party A can repay all or part of its loan principal corresponding to the non-“Borrow and Repay” mode under this Contract by itself through electronic channels such as Party B’s online banking at any time, without restriction on the number of times.

B. Party A may repay all or part of the loan in advance only after meeting all of the following conditions:

a. Party A has fully paid all the due and payable amounts that it shall have paid to Party B before the early repayment date;

b. Party A shall send a written application for prepayment to Party B at least 20 bank working days before the proposed prepayment date, and obtain the written consent of Party B;

d. Except for prepayment of all loans under this contract, the prepayment amount shall be an integer multiple of CNY [/], and the amount of any prepayment shall not be less than CNY [/].

d. The interest and other payable expenses related to the prepayment amount shall be paid by Party A to Party B simultaneously with the prepayment.

e. Except with the written consent of Party B, Party A shall not prepay more than [/] times during the loan term.

f. Other conditions [/]

(2) If the voluntary prepayment under the non-“Borrow and Repay” mode is executed according to the above-mentioned method, the prepayment application is irrevocable. After Party B agrees to prepay Party A in writing, Party A shall repay the loan under this Contract in advance according to the amount and date recorded in the prepayment application, otherwise Party B has the right to regard the loan as overdue.

(3) The principal of the loan to be repaid in advance shall be repaid in reverse order, that is, in the opposite order of the repayment plan stipulated in this contract. The interest on the loan involved in early repayment shall be calculated based on the actual number of days the loan was used, and the interest shall be paid off along with the principal.

Article 7 Loan Restructuring

If Party A fails to repay the loan due on time, Party A shall submit a written application for loan restructuring to Party B at least one month before the maturity date of the current loan. If Party B agrees to Party A’s application, the Parties shall sign a loan restructuring agreement. If Party B disagrees with Party A’s application, Party A shall still repay the due loan in accordance with the provisions of this contract. Otherwise, Party B has the right to treat the loan as overdue.

Article 8 Guarantee of Loans

1. The loan guarantee under this contract includes the guarantee stipulated in this clause and other related guarantees, which shall be subject to the specific guarantee contract provisions.

No.	Contract No.	Contract Title
1	[(2023) X.Y.H.X.Z.B. No. 00151022]	[Maximum Guarantee Contract]
2	[/]	[/]
3	[/]	[/]
4	[/]	[/]
5	[/]	[/]

2. During the loan period, if the above-mentioned guarantee method is changed or the specific guarantee registration formalities cannot be handled at the time of signing this contract, Party A hereby irrevocably promises and agrees: Party A guarantees to change the guarantee method as agreed by the Parties at that time and urges the guarantor to sign relevant guarantee documents and/or urge the guarantor to handle relevant guarantee registration formalities within three(3) days after meeting the guarantee registration formalities, otherwise it will be deemed as Party A’s breach of contract, and Party B has the right to investigate Party A’s liability for breach of contract and take corresponding relief measures according to this contract.

Article 9 Party A’s Declaration and Guarantee

1. Party A is a Chinese legal person or unincorporated organization established and validly existing in accordance with the laws of the People’s Republic of China, and has the necessary civil rights and capacity to act in signing and performing this contract in accordance with the law, can independently assume civil liability, has independent property and assets and has the right to conduct business within the scope specified in its business license, and Party A and the signatory who signs this contract on behalf of Party A have obtained all necessary and legal internal and external approvals and authorizations to sign this contract. Party A shall ensure that the actual situation of Party A is consistent with the registration items.

2. All documents related to this loan (including but not limited to the trade background, contract and other proof of the use of funds provided by Party A) and statements provided by Party A in accordance with the law and in accordance with Party B’s requirements are valid, legal, true, accurate and complete.

3. Party A’s signing and performance of this contract does not violate the provisions of laws, regulations and other legally binding documents, the provisions of Party A’s articles of association, and the contract, agreement and other documents signed by Party A with a third party. The representative of Party A who signs this contract and related documents has legally obtained the necessary authorization to enter into such contracts or documents in accordance with the law and Party A’s internal regulations.

4. In addition to the guarantee agreed in this contract or agreed in writing by Party B, Party A and the guarantor have not established any other guarantee on the secured assets under this contract, and there are no other forms of third-party rights that damage the interests of Party B on the assets (including but not limited to the establishment of residence rights, lease rights, and pledges, mortgages or other guarantees to any third party), nor do they involve any dispute or do not have any ownership defects, such as being sealed, seized, freezing or other compulsory measures may be taken; Party A has no record of outstanding non-performing loans, unsettled advances or outstanding interest arrears in the credit information system of the People’s Bank of China, and the actual controller of Party A and its guarantor have no overdue loans in the current credit information system of the People’s Bank of China.

5. Except for the breach of contract and litigation, arbitration and administrative penalty procedures that have been disclosed to Party B and approved by Party B, Party A does not have any other breach of contract or potential breach of contract, nor does it have any other litigation, arbitration or administrative penalty procedures that are still in progress or may occur.

6. Party A guarantees that the funds shall be used in strict accordance with the loan purpose agreed in the contract, shall not be used for short-term loans and long-term use, and shall not invest the loan funds in any form in securities, real estate, futures market, equity investment, re-lending and purchase of other financial products for arbitrage, shall not be used for illegal fund-raising and other areas prohibited by the policy, and shall not misappropriate the loan.

7. Party A guarantees that the source of funds used to repay Party B’s loan is legal and compliant.

8. Party A shall abide by the anti-money laundering laws and regulations of the People’s Republic of China, and shall not participate in illegal and criminal activities such as suspected money laundering, terrorist financing, and proliferation financing; Actively cooperate with Party B’s customer identification and due diligence, provide true, accurate and complete customer information, and comply with Party B’s anti-money laundering and anti-terrorist financing related management regulations. For customers who have reasonable grounds to suspect suspected of money laundering or terrorist financing, Party B will take necessary control measures in accordance with the anti-money laundering regulatory provisions of the People’s Bank of China.

9. The online banking user name, login password and digital certificate of Party A and the online banking operator authorized by Party A are the security tools for Party A to confirm its identity when handling business on Party B’s online banking platform. Party A shall properly keep the above-mentioned identity confirmation security tools. All operations using the online banking user name, login password, digital certificate and other security tools of Party A and authorized online banking operators are regarded as Party A’s behaviors, and the resulting electronic information records are regarded as valid evidence of Party A’s operations, and Party A shall bear the responsibility for the consequences arising therefrom.

Article 10 Party A’s Commitment

1. Party A shall, on a regular basis or at any time, provide Party B with statements and other documents that truly reflect its operation and financial status as required by Party B. For the opening of the “Borrow and Repay” mode, Party A shall also mail the invoices, transaction contracts, transaction statements or accounting vouchers and other loan purpose proof materials to Party B’s designated address or Party B’s staff will collect the relevant materials within seven(7) days from the date of withdrawal (if it is not in the “borrow and repay” mode at any time according to Party B’s requirements), Party A promises that the above materials provided are legal, valid, true and complete.

2. During the loan period, any changes in the business decisions of Party A, including but not limited to equity conversion, restructuring, large-scale financing, acquisition restructuring, asset or debt restructuring, asset disposal, merger, consolidation, separation, shareholding reform, joint venture, cooperation, joint venture, contracting, leasing, external investment, entering into agreements or arrangements with anyone to share their income or profits, providing any form of funds or financial support to anyone In case of substantial increase in debt financing, changes in business scope and registered capital, changes in company articles of association, etc. that may affect the rights and interests of Party B, Party B shall be notified in writing at least thirty(30) working days in advance and obtain Party B’s prior written consent to fulfill the loan repayment responsibility or provide guarantees recognized by Party B.

3. Party A shall actively cooperate with Party B in its business situation, loan payment management, and post loan management, including conducting on-site or off-site inspections to investigate, understand, and supervise the basic information of the enterprise, loan usage, business management matters, financial operation status, settlement transactions, and related party transactions. All expenses incurred by Party B due to the non cooperation of Party A shall be borne by Party A.

4. Without the prior written consent of Party B, Party A shall not transfer or indirectly transfer the debts under this contract in any way.

5. If Party A transfers, leases, or disposes of all or part of its assets or operating income by setting guarantees for debts other than those under this contract, Party A shall notify Party B in writing at least thirty working days in advance and obtain Party B’s prior written consent.

6. If the following events occur, Party A shall notify Party B in writing and submit relevant materials within three(3) days from the date of occurrence or possible occurrence:

(1) Force majeure events or default events related to loans;

(2) Party A, Party A’s actual controller and Party A’s controlling shareholder are involved in litigation, arbitration, criminal investigation, administrative punishment, suspension of business, closure of business, reorganization, dissolution, bankruptcy application, acceptance of bankruptcy application, declaration of bankruptcy, revocation of business license, revocation, deterioration of financial situation, or seizure, freezing, seizure or supervision of property according to law;

(3) Party A’s board members and senior management personnel are changed, unable to perform their duties and other major changes, suspected of major cases or economic disputes, or given administrative penalties by relevant departments;

(4) Liability accidents caused by violations of relevant laws and regulations, regulatory provisions, or industry standards related to food safety, safety production, environmental protection, etc., have already or may have adverse effects on its performance of obligations under this contract.

(5) Any violation of this contract, relevant business contracts, or company articles of association;

(6) Any event that has an adverse impact on the performance of the obligations under this contract.

7. Party A shall provide a new guarantee approved by Party B in case of partial or total loss of the guarantee capability corresponding to this loan, including but not limited to suspension of business, suspension of business, application for bankruptcy, acceptance of bankruptcy application, declaration of bankruptcy, dissolution, revocation of business license, revocation and operating loss of the guarantor, or reduction of the value of collateral, pledge and pledge rights used as loan guarantee under this contract.

8. During the loan period, if Party A changes its name, registered address, legal representative/person in charge, etc., Party A shall notify Party B in writing within three(3) days after the change.

9. Party A shall promptly report in writing to Party B any related party transactions that have occurred or are about to occur and account for more than 10% (including 10%) of the net assets of Party A, including but not limited to the related party relationships, transaction items and nature, transaction amount or corresponding proportion, pricing policies (including transactions with no amount or only symbolic amount).

10. The production and operation of Party A and its related behaviors comply with relevant regulations, including but not limited to industrial policies, financial and tax policies, market access, environmental assessment, energy conservation and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning, labor safety, etc.

11. Party A promises to truthfully disclose the marital status of its actual controller (if any) to Party B.

Article 11 Rights and Obligations

1. Party A has the right to withdraw and use the loan according to the term and purpose stipulated in this contract.

2. Party A shall repay the loan principal, interest, and expenses in accordance with the provisions of this contract.

3. Party A agrees that Party B shall provide its credit information to the financial credit information basic database and/or the credit reporting agency approved by the People’s Bank of China, and authorizes and agrees that Party B shall, for the purpose of this contract, query, download, copy, print, and use its credit information from the financial credit information basic database and/or the credit reporting agency approved by the People’s Bank of China or relevant unit or department websites, and use it for legal and compliant purposes related to this contract; If Party A fails to repay the loan principal and interest as agreed in the contract, any adverse credit consequences arising therefrom shall be borne by Party A.

4. Party A authorizes Party B to have the right to query, download, copy, print, and use the transaction information of Party A’s account, including but not limited to transaction records and statements, for Party B’s review and approval, post loan management, or necessary notarization procedures, and to submit them as materials/evidence to judicial, arbitration, and regulatory authorities.

5. Party A acknowledges and agrees that during the duration of the loan, Party B has the right to transfer the creditor’s rights and corresponding security rights to a third party, and to provide the loan contract and loan-related materials to the potential transferee financial institution to the extent necessary in accordance with laws and regulations, without the need to obtain the consent of Party A. When Party A provides the guarantee on its own, Party A agrees to continue to bear the relevant guarantee liability to the transferee of the creditor’s rights after the transfer of the creditor’s rights.

6. Party A agrees that during the term of the loan, Party B has the right to entrust the creditor’s rights and corresponding security rights under this contract to the trustee to establish a special purpose trust, and provide the loan contract and loan-related information, and the trustee will issue asset-backed securities. When Party A provides the guarantee on its own, Party A agrees to continue to bear the relevant guarantee liability to the aforesaid trustee. Party A agrees that if Party B publishes the transfer of creditor’s rights and corresponding security rights through a special purpose trust by way of public announcement (newspaper or website, etc.), it shall be deemed to have been effectively notified and served on Party A.

7. Under the circumstance that Party A provides the guarantee by itself, Party A understands and agrees that if Party B needs to handle the transfer of the guarantee due to the transfer or trust of the creditor’s rights under this contract to a third party, Party A shall have the obligation to cooperate unconditionally, and negotiate with Party B and the third party to determine the relevant expenses at that time. If the registration of the transfer of security is not completed, Party A undertakes to waive the defense it enjoys. If Party A fails to cooperate with the transfer of registration in accordance with laws and regulations, the provisions of the registration management department or according to Party B’s requirements, Party B has the right to require Party A to bear the liability for breach of contract and require Party A to bear all expenses, including but not limited to litigation costs, lawyer fees, travel expenses, etc..

8. Party B has the right to inspect, supervise, and understand the business situation, loan usage, and related party transactions of Party A. Party B has the right to inspect and understand the business situation and loan usage of Party A at least once a quarter, and has the right to decide whether to stop issuing loans or processing business under this contract based on the inspection results.

9. On the premise that Party A has fulfilled the obligations stipulated in this contract and meets the loan conditions of Party B, Party B shall issue a loan to Party A in full and on schedule.

10. Party B has the right to request Party A to provide relevant documents according to the review requirements for loan disbursement. Party B shall keep confidential the materials, documents, and information provided by Party A, except for those that shall be queried or disclosed in accordance with laws, regulations, and government department requirements.

11. Party B has the right to recover part or all of the loan in advance based on the situation of Party A’s fund withdrawal.

12. Under the mode of “Borrow and Repay”, Party B has the right to suspend Party A’s Borrow and Repay business function according to specific circumstances, and does not bear the liability for breach of contract.

Article 12 Accounts

Party A shall open the following accounts (multiple choices are allowed) with Party B:

1. The settlement account is [8110801011502732475], and the Parties agree as follows:

(1) The disbursement and payment of funds for this loan are processed through this account. Party B has the right to manage and control the payment of loan funds according to the contract, and supervise the use of loan funds according to the agreed purposes.

(2) [/]

2. The fund withdrawal account, Account No.: [8110801011502732475], is agreed upon by the Parties as follows:

(1) Party A shall provide information on the inflow and outflow of funds in the account, and Party B has the right to supervise the inflow and outflow of funds in the account.

(2) [/]

3. [/] Account, Account No.: [/], the Parties make the following agreement on this account:

[/]

Article 13 Liability for Breach of Contract

1. After this contract takes effect, the Parties shall fulfill the obligations stipulated in this contract. If either party violates any provisions, commitments or guarantees of this contract, they shall bear corresponding breach of contract responsibilities.

2. Event of Default:

(1) Party A violates any of the obligations, representations, warranties or undertakings under this contract, or the certificates and documents related to this loan submitted to Party B, and the statements and warranties in Article 9 of this contract are proved to be illegal, untrue, inaccurate, incomplete or deliberately misleading;

(2) Party A fails to pay the loan funds in the manner agreed in Paragraph 7 of Article 5 of this contract;

(3) Party A fails to use the loan according to the agreed purpose, changes the purpose of the loan funds without authorization, misappropriates the loan or uses the loan to engage in illegal or illegal transactions;

(4) Party A fails to repay the loan principal and interest and other payables under this contract as agreed, or fails (including indicating that it cannot perform) its obligations in accordance with this contract;

(5) Party A conceals important business and financial facts from Party B;

(6) Party A uses false contracts with shareholders and other affiliated companies to obtain this loan;

(7) Party A transfers property at a low price and free of charge; Accepting the property of another person at an obviously unreasonably high price or providing security for the debts of another person; relief of third-party debts; maliciously extending the performance period of third-party debts; negligence in exercising claims or other rights; Abnormal fluctuations in the funds in any of Party A’s accounts (including but not limited to the fund withdrawal account); After Party B’s supervision and inspection, it is determined that the profitability of Party A’s main business has declined, which may affect the realization of Party B’s creditor’s rights; Abnormal use of loan funds; Violation of Party B’s regulatory requirements for the withdrawal of funds;

(8) Party A, the actual controller of Party A, or the controlling shareholder of Party A are involved in any litigation, arbitration, or criminal or administrative punishment involving suspension of business, suspension of business, application or application for liquidation, dissolution or reorganization, entry into receivership, trusteeship or similar legal procedures, application for bankruptcy, acceptance of bankruptcy application, declaration of bankruptcy, revocation of business license, revocation, involvement in private financing, or adverse consequences on its own operation or property status, which Party B believes may or has affected or damaged Party B’s rights and interests under this contract;

(9) Party A’s domicile, business scope, legal representative, person in charge, executive partner and other registration matters, or changes in the controlling shareholder/actual controller or foreign investment, etc., which adversely affect or threaten the realization of Party B’s creditor’s rights;

(10) Party A suffers financial losses, asset losses, or asset losses due to its external guarantees, or other financial crises, which Party B believes may or has affected or damaged Party B’s rights and interests under this contract;

(11) There is a crisis in the operation or finance of Party A’s controlling shareholder and other affiliated companies, or related party transactions between Party A and the controlling shareholder and other affiliated companies, which affect the normal operation of Party A, or Party A adversely affects or threatens the realization of Party B’s creditor’s rights through related party transactions with shareholders and other affiliated companies;

(12) If there is an adverse change in the industry in which Party A is located, which seriously affects or threatens the realization of Party B’s creditor’s rights, the circumstances described in this clause are not force majeure events;

(13) If Party A defaults in the performance of other debt documents and fails to rectify it upon the expiration of the applicable grace period, resulting in any of the following circumstances, it shall also constitute a breach of this contract:

A. The debt of Party A in other debt documents is declared or may be declared to be accelerated in maturity;

B. Party A’s debts under other debt documents are not declared or can be declared to be accelerated due, but there is a payment default.

Other debt documents refer to the loan contracts signed by Party A and creditors (including Party B and other third parties other than Party B) and their guarantee documents, and bond project documents issued by Party A in public or non-public.

(14) Party A refuses to accept Party B’s supervision and inspection of its loan usage and related business and financial activities;

(15) The shareholders, legal representatives, responsible persons, senior management personnel, and actual controllers of Party A are missing or unable to be contacted; Suspected of corruption, bribery, fraud, illegal business operations, or other criminal offenses; Involving illegal fundraising, etc., Party B believes that it may or has already affected or damaged Party B’s rights and interests under this contract;

(16) Party A’s guarantor violates the agreement of the guarantee contract or breaches the contract under the guarantee contract, or the guarantor (natural person) or the actual controller of the guarantor is missing and cannot be contacted;

(17) When the mortgaged or pledged property under this contract is seized, detained, lost, suspended, or subjected to other mandatory measures, disputes over ownership, infringed upon or potentially affected by any third party, or its safety or good condition is or may be adversely affected;

(18) Party A causes liability accidents due to violation of relevant laws, regulations, regulatory provisions or industry standards related to food safety, safety production, environmental protection, etc;

(19) Party A transfers the loan funds or purchases other financial products for arbitrage;

(20) Any other event that endangers, damages, or may potentially harm the rights and interests of Party B, or Party A’s failure to fulfill other provisions of this contract;

(21) Other: [/]

3. If the above-mentioned breach of contract occurs, Party B has the right to take the following remedial measures:

(1) Without Party A’s consent, it is necessary to stop or terminate the payment of any money that Party A has not withdrawn under this Contract (including the loan that Party A has delivered the withdrawal application but has not actually withdrawn);

(2) Without Party A’s consent, Party A directly and unilaterally announces that all loans under this Contract are immediately due and requires Party A to repay them immediately. The date when Party B requires Party A to repay the aforesaid amount is the date when the debts under this Contract are due in advance;

(3) Immediately execute any mortgage, pledge or other guarantee under this contract and the guarantee documents;

(4) Party B has the right to freeze any account opened by Party A in any business organization of China CITIC Bank Co., Ltd. (hereinafter referred to as “China CITIC Bank”), and may directly deduct the funds in Party A’s account to offset Party A’s debts under this Contract without obtaining Party A’s consent; If the deducted money is foreign exchange and it is necessary to go through the formalities of settlement and sale of foreign exchange or foreign exchange trading, Party A has the obligation to assist Party B in handling it, and the exchange rate risk shall be borne by Party A;

(5) Exercise any other rights and remedies available in accordance with laws and regulations.

4. In the “Borrow and Repay” mode, when Party A encounters any of the following situations, Party B has the right to suspend the “Borrow and Repay” business function opened by Party A:

(1) Party A misappropriates the loan or fails to provide true, valid, legal, and complete proof of the loan purpose in a timely manner as agreed;

(2) The counterparty account name for the loan payment extracted by Party A includes sensitive fields such as real estate, real estate, real estate, real estate, property management, small loans, guarantees, equity, options, futures, securities, trusts, funds, etc;

(3) Party A’s loans to Party B or other banks are overdue;

(4) The actual controller or spouse of Party A has overdue loans from Party B or other banks;

(5) Other circumstances that Party B deems necessary to suspend.

If Party B suspends Party A’s function of paying back the loan as it is borrowed according to the above agreement, Party A shall repay the principal and interest of the loan, and the unused loan amount shall not be used again. If Party A needs to apply for restoration, it must resubmit the materials to Party B. The function can only be restored after Party B’s written approval.

5. In addition to exercising the rights stipulated in paragraphs 3 and 4 of Article 13 of this contract, Party B has the right to calculate and charge penalty interest in the manner described in paragraph [(1)] below, and Party A agrees that the calculation of the above penalty interest amount shall be subject to the calculation result of Party B:

(1) According to the actual overdue days, the penalty interest shall be calculated and collected according to the loan interest rate applicable to the contract at that time plus the annual interest rate standard of [195] basis points (1 basis point = 0.01%);

(2) According to the actual number of overdue days, an additional penalty interest rate of [/]% will be charged based on the loan interest rate applicable at the time of this contract.

6. If Party A fails to use the loan for the purpose specified in this contract, Party B shall have the right to exercise the rights stipulated in Article 13 (3) and (4) of this contract. In addition to exercising the rights stipulated in paragraphs 3 and 4 of Article 13 of this contract, Party B shall have the right to charge penalty interest on the part used in breach of contract in the manner described in paragraph [B] below from the date of misappropriation, and Party A agrees that the calculation of the above penalty interest amount shall be subject to the calculation result of Party B:

A. Penalty interest will be charged according to the applicable loan interest rate plus [/] basis points (1 basis point = 0.01%) per annum based on the number of days of default use;

B. Penalty interest will be charged at an additional penalty interest rate of [100] % on the basis of the loan interest rate applicable at that time in this contract according to the number of days used in default.

7. For loans that are both overdue and not used for the purposes specified in the contract, Party B has the right to charge penalty interest at the higher penalty interest rate specified in Article 13 (5) and Article 13 (6) of this contract.

8. For the interest (including the interest corresponding to the principal declared to be fully or partially due by Party B) and penalty interest that Party A fails to pay on time, compound interest shall be charged according to the penalty interest rate for overdue loans stipulated in this contract and the interest settlement method stipulated in this contract from the date of overdue until the date of full repayment; For loans that are both overdue and not used for the purpose specified in this contract, compound interest shall be charged on the heavier one and shall not be imposed.

9. The expenses incurred by Party B in realizing the creditor’s rights (including but not limited to litigation fees, arbitration fees, enforcement fees, insurance fees, travel expenses, lawyer fees, property preservation fees, notarization and certification fees, translation fees, evaluation and auction fees, etc.) shall be borne by Party A.

Article 14 Continuity of Obligations

All obligations of Party A under this Contract shall be continuous and binding on its successors, receivers, assignees and their subjects after merger, reorganization and name change, and shall not be affected by any disputes, claims and legal procedures, any instructions of superior units, any contracts and documents signed between Party A and any natural or legal person, and shall not be changed due to Party A’s bankruptcy, inability to repay debts, loss of enterprise qualification, change of articles of association and any essential changes.

Article 15 Notarization

1. If either party requests notarization, it shall be notarized by a notary agency designated by the state.

2. If Party B requests to apply for a notarial certificate with compulsory execution effect, Party A agrees that Party B can apply to a notarial institution with compulsory execution effect with this contract, and the notarization fee paid for compulsory execution notarization shall be borne by [/]. If Party B’s loan principal and interest and Party A’s related expenses are not paid off in full within the repayment period agreed in this Contract, Party B may apply to the relevant court for compulsory execution with the notarial certificate according to the law.

Article 16 Effectiveness

If a clause or part of a clause of this contract becomes invalid now or in the future, the invalid clause or part shall not affect the validity of this contract and other clauses of this contract or other contents of this clause.

Article 17 Other Agreed Matters

[/]

If there is a conflict between this provision and other provisions of this contract, this provision shall prevail.

Article 18 Application of Law and Dispute Resolution

This contract is governed by the laws of the People’s Republic of China (for the purpose of this contract, excluding the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan).

Article 19 Dispute Resolution

Any and all dispute arising therefrom shall be settled by the Parties through negotiation; If the negotiation fails, the Parties agree to settle the matter in the manner described in paragraph [2] below:

(1) Apply to [/] for arbitration at [/], and the arbitration rules in force at the time of applying for arbitration shall apply;

(2) Bring a lawsuit to the people’s court with jurisdiction over the domicile of Party B.

Article 20 Force Majeure Events

1. Force majeure events in this contract refer to unforeseeable, unavoidable, and insurmountable objective circumstances that prevent either party from performing this contract normally, including wars, strikes, martial law, serious floods, fires, wind disasters, earthquakes, and other accidents recognized as force majeure by the Parties through negotiation.

2. If either party is unable to perform the contract due to force majeure, it may be partially or completely exempted from its responsibilities or obligations under the contract according to the influence of force majeure, but the party suffering from force majeure shall notify the other party in time in writing to mitigate the possible losses to the other party, and shall provide appropriate proof of the occurrence and duration of force majeure within a reasonable period of time. At the same time, the party encountering a force majeure event shall make every effort to minimize the possible impact of the force majeure event on the other party.

3. In the event of a force majeure event, the Parties shall immediately negotiate within a reasonable period of time to seek a fair and reasonable solution, and use their best efforts to minimize the consequences of the force majeure event.

Article 21 No Waiver of Rights

The rights of Party B under this contract are cumulative and do not affect or exclude any rights that Party B may have against Party A under laws, regulations, and other contracts. Unless Party B indicates in writing, Party B’s failure to exercise, partial exercise and/or delay in exercising any of its rights does not constitute a waiver or partial waiver of such rights, nor does it affect, prevent or hinder Party B’s continued exercise of such rights or the exercise of any other rights.

Article 22 Effectiveness, Amendment and Termination

1. In order for this contract to come into effect, the Parties agree to adopt the methods described in paragraph [(1)] below:

(1) This contract shall come into force after Party A completes the password verification operation through electronic channels and signs it on China CITIC Bank Internet Banking or Mobile Banking in the form of USBkey electronic signature, and shall be valid until [June 27, 2024].

(2) This contract shall come into force from the date when Party A completes the electronic channel password verification operation and signs it on the Internet Banking or Mobile Banking of China CITIC Bank with USBkey electronic signature, and Party B completes the electronic signature, and is valid until [].

2. After this contract comes into effect, except as agreed in this contract, neither party A nor party B shall change or terminate this contract without authorization; If it is necessary to change or terminate this contract, the Parties shall reach an agreement through negotiation and sign a separate written agreement.

3. After this contract takes effect, without the written consent of Party B, Party A shall not transfer all or any part of its rights or obligations under this contract and its Attachments. If Party A transfers all or part of the debt under this Contract to a third party, it shall submit to Party B a written document that the guarantor agrees to transfer and continue to undertake the guarantee obligation or provide a new guarantee, and obtain the written consent of Party B.

Article 23 Notification and Delivery

Unless otherwise agreed in this contract, the Parties make the following agreement on the delivery address (including contact information, the same below) and legal consequences of all kinds of notices, letters, Attachments, agreements and other documents involved in this contract, as well as relevant documents and legal documents in case of disputes over this contract:

1. Effective delivery address confirmed by the Parties:

Party A confirms that its valid delivery address is as follows
Contact address		[Hangzhou No.138 Louta Development Zone, Guancun Village, Louta Town, Xiaoshan District, Hangzhou, Zhejiang Province, Zhejiang Province]
Postal Code		[311200]
Contact		[/]
Tel		[13606718066]
Electronic delivery	Email	[]
	Fax	[]
	Phone	[/]
	WeChat	[/]
Party B confirms that its valid delivery address is as follows
Contact address		No. 9 Jiefang East Road, Sijiqing Street, Shangcheng District, Hangzhou, Zhejiang Province
Postal Code		[310016]
Contact		[]
Tel		[0571-87089198]
Electronic delivery	Email	[]
	Fax	[]
	Phone	[/]
	WeChat	[/]

2. If there is a change in the delivery address confirmed by the Parties in this clause, they shall notify the other parties in writing within three(3) days from the date of the change. However, both parties agree and acknowledge that China CITIC Bank and its branches shall display the reminders, announcements, notices, contact addresses and postal code changes related to this contract through China CITIC Bank’s online banking, mobile banking, official website and other channels. Such information shall be deemed to have been notified/served on the other parties once it is displayed (if the effective date of the display information is stated, the date shall prevail). When arbitration, civil litigation and enforcement procedures are involved, if the service address of either party changes, it shall inform the arbitration institution and court in writing on the day of the change. If any party fails to fulfill its notification and disclosure obligations in the aforementioned manner, the delivery address confirmed by that party will still be deemed a valid delivery address.

3. The scope of application of the delivery address confirmed by the Parties in this clause includes various notices, letters, attachments, agreements and other documents during the performance of this contract, as well as the delivery of relevant documents and legal documents to the Parties in case of disputes arising from this contract, including the first instance, second instance, and retrial after the dispute enters into notarization, arbitration, and civil litigation procedures The delivery of relevant case materials and legal documents (including but not limited to: various procedural documents, such as pleadings, arbitration applications, acceptance notices, response notices, subpoenas, evidentiary notices, payment notices, etc.; and various legal documents, such as arbitration awards, judgments, rulings, mediation letters, etc.) to the Parties at various stages of retrial and execution procedures (including disposal of collateral, etc.). Except as otherwise provided in paragraph 2 of this Article, either party shall be deemed to have been served on the following dates when such documents are sent at the address for service:

(1) For postal delivery (including EMS, ordinary mail, and registered mail), the third day after the date of delivery shall be regarded as the date of delivery;

(2) Telephone, fax, e-mail, WeChat or other electronic communication methods shall be deemed to be the date of delivery on the date of sending;

(3) If it is delivered by hand, the date of receipt shall be regarded as the date of delivery; If the recipient refuses to accept it or no one receives it, the person who delivers it may take photos or videos to record the process of service, and retain the documents in lien, which is also deemed to have been served;

(4) If the above methods are used at the same time, the fastest one to reach the other party shall prevail.

If the legal documents, enforcement documents, arbitration awards or notary public enforcement certificates and other legal documents or relevant documents cannot be served, not delivered in a timely manner or not actually received by the other party due to the inaccuracy of the service address provided or confirmed by either party, the failure to notify or inform the other party, the court, the arbitration authority or the notary public in a timely manner after the change of the service address, or the refusal of any party or its designated recipient to sign for the delivery, etc., the other parties, courts, Service by the arbitration authority or notary public in accordance with the above-mentioned rules of effective service shall be deemed to be valid service, and the party shall bear all the legal consequences that may arise therefrom. The Parties agree that the court, arbitration authority or notary public may use one or more methods of service to serve legal documents, and the time of service shall be the first of the above-mentioned service methods.

4. The content of this clause is a special clause expressly agreed by the Parties, and its effect is independent of other clauses of this contract. Regardless of whether other provisions of this contract are found to be invalid or revoked by courts, arbitration authorities or other competent authorities for any reason, the provisions of this contract shall be valid.

Article 24 Others

1. For the purpose of this contract, “working day”/“banking working day” refers to the banking business day on which the bank accepts general corporate business, excluding national legal holidays and public holidays.

2. Any matters not covered in this contract may be separately agreed upon in writing by the Parties as annexes to this contract. Any attachments, modifications or supplements to this contract shall constitute an integral part of this contract and shall have the same legal effect as this contract.

3. Party B has drawn Party A’s attention to the clauses exempting or limiting its responsibilities under this Contract by using reasonable methods such as bold, black and highlighted, and fully explained the relevant clauses according to Party A’s requirements. Party A has read all the terms of this contract, fully understands and understands the meaning and corresponding legal consequences of the terms of this contract, and agrees to abide by the above terms. There is no objection between the Parties regarding the understanding of all terms and conditions of this contract.

List of Attachments:

Attachment 1: Payment Authorization Letter

Party A: HangZhou Shanyou Medical Equipment Co., Ltd.

Party B: CITIC Bank Co., Ltd. Hangzhou Branch

Attachment 1:

Payment Authorization Letter

(Applicable to bank fiduciary payment situations)

To China CITIC Bank Co., Ltd. ___________Branch:

According to the CNY Working Capital Loan Contract (“Loan Contract”) No. _______________, we hereby entrust your bank to transfer the payment amount from the settlement account (Account No. ____________:) of the Company to the following accounts of the following counterparties of the Company on the following payment dates. The specific payment plan is as follows: _______________. The relevant business contracts can be found in the attached documents.

Pursuant to the CNY Working Capital Loan Contract (the “Loan Contract”) numbered, we hereby entrust your bank to transfer the payment amount from our settlement account (account No.:) to the following account of our counterparty as follows on the following payment date, with the specific payment plan as follows:. The relevant business contracts can be found in the attached documents.

Counterparty 1
Bank of Deposit:
Account No.:
Payment Amount:	(in words): (In figures):
Payment Date:	Date:

Counterparty 2
Bank of deposit:
Account No.:
Payment Amount:	(in words): (In figures):
Payment Date:	Date:

Counterparty 3
Bank of Deposit:
Account No.:
Payment Amount:	(in words): (In figures):
Payment Date:	Date:

Counterparty 4
Bank of Deposit:
Account No.:
Payment Amount:	(in words): (In figures):
Payment Date:	Date:

Counterparty 5
Bank of Deposit:
Account No.:
Payment Amount:	(in words): (In figures):
Payment Date:	Date:

Counterparty 6
Bank of Deposit:
Account No.:
Payment Amount:	(in words): (In figures):
Payment Date:	Date:

Our Company confirms that:

(1) The statements, warranties, and commitments made by our Company in the loan contract shall remain true, accurate, and complete on the date of this power of attorney;

(2) Our Company has not violated any provisions of the loan contract or has not experienced any breach or potential breach of contract as stipulated in the loan contract; and

(3) This power of attorney is irrevocable.

Attachment: Business Contract _____ copy(ies)

Company Name:

Legal Representative/Person-In-Charge or Authorized Agent:

Date: